OP-TECH ENVIRONMENTAL SERVICES, INC.
                         (A DELAWARE CORPORATION)
                          _____________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             NOVEMBER 8, 2001

To the Stockholders of

                    OP-TECH ENVIRONMENTAL SERVICES, INC.

	The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the offices of the Corporation, 6392 Deere Rd., Syracuse, New York on November 8, 2001 at 12:00 p.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Information Statement:

	(1)	The election of four directors;

(2) To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Corporation; and

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

	Stockholders of record at the close of business on September 21, 2001 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of the Corporation, 6392 Deere Road, Syracuse, New York 13206. Stockholders may make arrangements for such inspection by contacting the Secretary, Dennis Lerner, of OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206. The stock transfer books of the Corporation will not be closed.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND
US A PROXY.

						By Order of the Board of Directors,

						Dennis Lerner
						Secretary

						October 1, 2001

	Requests for additional copies of the Information Statement should be addressed to the Secretary, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206.


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                        OP-TECH Environmental Services, Inc.
                                  6392 Deere Road
                              Syracuse, New York 13206
                                 _________________


                               INFORMATION STATEMENT

                                 _________________

                           ANNUAL MEETING OF STOCKHOLDERS
                                  November 8, 2001

	This Information Statement is furnished by the Board of Directors of OP-TECH Environmental Services, Inc. (the "Corporation") in connection with the Annual Meeting of Stockholders to be held on November 8, 2001. The Board of Directors has fixed September 21, 2001, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting. It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of record on or about October 1, 2001.

	MANAGEMENT OF THE CORPORATION IS NOT SOLICITING PROXIES FOR THIS MEETING AND YOU ARE REQUESTED NOT TO SEND THE CORPORATION A PROXY.

	O'Brien & Gere Limited and M&T Bank own approximately 75% of the issued and outstanding shares of Common Stock of the Corporation and have indicated that they will vote their shares in favor of the election as directors of the nominees set forth herein and the ratification of the appointment of PriceWaterhouseCoopers LLP as the Corporation's independent auditor.

	The Annual Report on Form 10-K of the Corporation, including financial statements for the year ended December 31, 2000, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission. Any stockholder may, by written request directed to the Secretary, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206, request a copy of one or more exhibits thereto, in which case, the Corporation's reasonable expenses of furnishing such exhibits may be charged.

                              VOTING SECURITIES

	All the voting power of the Corporation is vested in its Common Stock. As of the close of business on September 30, 2001, 11,703,963 shares of Common
Stock, par value $.01 per share, were outstanding.  Each share of Common
Stock is entitled to one vote.

	Set forth below is information concerning the ownership as of September 30, 2001 of the Common Stock of the Corporation by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Corporation.




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Name and Address          Number of Shares of Common
of Beneficial Owner       Stock Beneficially Owned (1)     Percentage of Class

O'Brien & Gere Limited          3,148,200 (2)                       27%
5000 Brittonfield Parkway
East Syracuse, NY 13057

M&T Bank                        5,622,140                           48%
101 S. Salina Street
Syracuse, NY 13202

     (1) Except as set forth in (2) below, the beneficial owners have sole voting and investment power over the shares owned.
     (2) Through March 24, 2003, O'Brien & Gere Limited ("Limited") has agreed (a) to vote its shares to elect up to 2 nominees of M&T Bank to the Board of Directors, and (b) should Limited sell shares of the Company, it will not do so at a faster rate than M&T Bank, should they elect to sell shares.

                               ELECTION OF DIRECTORS

NOMINEES

Four Directors are to be elected at the Annual Meeting, each to hold
Office until the next annual meeting and until his successor is elected and qualified.

The following table sets forth certain information furnished to the Corporation regarding the persons who are nominees for the election as directors of the Corporation.

                         Year
Name, Age                First
Principal Occupation     Elected    Certain Other Information

Robert J. Berger (55)    1998
Director and Chairman
of the Board

     Mr. Berger has served in his present position as Director since November 1998, and as Chairman of the Board since February 2000. Mr. Berger was employed in various positions for OnBank from 1978 through March 31, 1998, his last position being Senior Vice President, Treasurer, and Chief Financial Officer. From April through August 1998, he served as consultant to First Empire State Corp. pursuant to its merger agreement with OnBank. Since August 1998, he has been an Adjunct Professor and Director of the Madden Institute of Business Education at LeMoyne College in Syracuse, New York. Mr. Berger is also Chairman, President, and Chief Executive Officer of St. Lawrence Industrial Services, Inc.

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Richard L. Elander (60)   1991
Director

     Mr. Elander has served in his present position as a Director since November of 1991. He served as Vice
     President and General Manager from June 1994 to
     December 1996.  He also served as Chief Executive
     Officer from November 1991 to June 1994.  Mr.
     Elander served as a Director of O'Brien & Gere Limited from August 1991 to September 1995. From 1983 to
     1995, Mr. Elander served as President of O'Brien &
     Gere Operations. Mr. Elander currently operates his own construction management consulting business, and he has been appointed to the position of Onondaga
     County Department of Drainage and Sanitation
     Commissioner.


Cornelius B. Murphy, Jr. (57)   1991
Director

     Dr. Murphy has served in his current position since November 1991. He previously served as the
     Company's President from June 1994 to December
     1996 and as Chariman of the Board from November of
     1991 to June 1994. Dr. Murphy has been a director of O'Brien & Gere Limited since 1985 and O'Brien &
     Gere Engineers, Inc. from 1982 to date.   Dr. Murphy
     served as President of O'Brien & Gere Engineers from 1992 to 1997. From 1982 to 1992, he served as President of O'Brien & Gere Technical Services, Inc.
     Dr. Murphy also served as Chairman of the Board of O'Brien & Gere Limited from April 1999 to May 2000, and as Chief Scientist of O'Brien & Gere Engineers from January 1998 to December 1999. Dr. Murphy currently serves as President of the State University of New York College of Environmental Science and
     Forestry, which is located in Syracuse, New York.


Steven A. Sanders (56)   1991
Director

     Mr. Sanders has served in his present position as a Director since 1991. Since January 1, 2001, he has been of counsel to the law firm of Spitzer & Feldman PC. Mr. Sanders served as a partner in the law firm of Beckman, Millman & Sanders LLP from October 1997 to December 2000 and has also been President of the Law Office of Steven A. Sanders PC since 1992. Prior to that, he served as Counsel to Jacobs, Persinger & Parker from 1987 to 1992. Prior thereto, Mr. Sanders served as Senior Partner of the law firm Sanders and Siercho.

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	Each director has served continuously since he was first elected.

	The Board of Directors held five meetings during the last calendar year. All of the directors attended more than 75% of the total number of meetings held by the Board of Directors.

	The following table sets forth certain information furnished to the Corporation regarding the beneficial ownership of the Corporation's Common Stock at September 30, 2001 by each director and nominee for election as director and by all directors, nominees and officers as a group:




Name and Address         Number of Shares of Common
of Beneficial Owner      Stock Beneficially Owned (1)     Percentage of Class

O'Brien & Gere Limited        3,148,200                           27%
5000 Brittonfield Parkway
East Syracuse, NY 13057

M&T Bank                      5,622,140                           48%
101 S. Salina Street
Syracuse, NY 13202

Richard L. Elander              329,565 (3)                        3%

Robert J. Berger                 20,000 (3)                       <1%

Cornelius B.Murphy, Jr.           1,424 (3)                       <1%

Steven A. Sanders                25,752 (2)(3)                    <1%

All Officers & Directors        477,588 (2)(3)                     4%
as a Group (9 persons)

(1) The beneficial owners have sole voting and investment power over the shares owned.

	(2) Includes 200 shares, which are owned by Mr. Sanders' wife as custodian for his son, as to which Mr. Sanders disclaims beneficial ownership.

	(3) Director









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Executive Compensation

	The following table sets forth summary information concerning compensation paid or accrued by the Corporation for services rendered during the fiscal year ended December 31, 2000, to the Corporation's Chief Executive Officer and the other most highly compensated executive officer.

                             Summary Compensation Table

                                                   Long Term Compensation
                       Annual                    Awards  Payments
Name and            Compensation  Other Annual     #       LTIP    All Other
Principal Position  Year  Salary  Compensation  Options  Payouts  Compensation

John R. Loveland    2000  $21,390      -0-        -0-      -0-        -0-
Director and        1999  $35,880      -0-        -0-      -0-        -0-
CEO                 1998  $13,920      -0-        -0-      -0-        -0-

Anthony R. Pongonis 2000 $106,542      -0-        -0-      -0-        -0-
Executive Vice      1999 $107,220      -0-        -0-      -0-        -0-
President           1998  $92,220   $17,500(1)    -0-      -0-        -0-

(1) Includes stock bonus with a market value of $2,500 at the time of award.



The Corporation has no formal deferred compensation or bonus plans. The Corporation has adopted an incentive compensation plan.

The Corporation has an Incentive Stock Option Plan (the "ISO Plan"). The ISO Plan has been administered by a committee of the Board of Directors. Designation of the key employees of the Corporation including employees who are officers or directors, to hold options under the ISO Plan and the number of options to be granted have been determined by the Board of Directors.

The ISO Plan authorizes the granting of options to purchase up to 500,000 shares of Common Stock of the Corporation (subject to adjustment in the event of recapitalization or similar change). Each option granted under the ISO Plan may be exercised during a period of fixed by the Board of Directors but in no event more than ten (10) years from the date of grant. The purchase price for each share of Common Stock on the date of grant of the option and is payable in shares of Common Stock of the Corporation owned by the optionee, or partially by cash or check and partially by delivery of shares of Common Stock of the Corporation owned by the optionee.

There were no outstanding stock options held as of December 31, 2000 by the named executive officers.




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No options were exercised by any officer or director of the Corporation during the fiscal year. Directors of the Company are paid $500 for each meeting plus reimbursement for their actual expenses incurred in attending meetings.

The following table summarizes all executive officers and directors of the Company as of June 30, 2001:

Name                          Age         Position Held

Robert J. Berger               55         Director and Chairman of the Board
Richard L. Elander             60         Director
Cornelius B. Murphy, Jr.       57         Director
Steven A. Sanders              56         Director
Christopher J. Polimino        35         President and Chief Executive Officer
Anthony R. Pongonis            48         Executive Vice President
Dennis S. Lerner               59         Secretary


Business Experience

See Election of Directors-Nominees for business experience for Messrs. Berger, Elander, Murphy, and Sanders.

Mr. Polimino was promoted to the position of Chief Executive Officer during the first quarter of 2001 and President during the first quarter of 2000. He has been with the Company since December of 1994 and has previously served as Executive Vice President, General Manager, and Controller.

Mr. Pongonis was hired during the fourth quarter of 1996. He previously served as the Company's President and is currently the Company's Eastern Region Manager. He has over twenty-five years experience in the environmental services industry.

Mr. Lerner has served in his present position since February of 1994. Mr. Lerner was Assistant Secretary of O'Brien & Gere Engineers Inc. a wholly owned subsidiary of O'Brien & Gere Limited, from 1992 to March 1999. He also served as O'Brien & Gere Engineer's in-house legal counsel from 1990 to 1999.














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               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	During 2000, the Company provided approximately $143,000 of remediation, sub-contract support and project services to affiliated parties.

	The Company purchases technical and consulting services from affiliated parties. The costs for these services amounted to approximately $50,000 for 2000.

	Steven A. Sanders, a director of the Company, is a partner in the law firm of Spitzer & Feldman, PC. Mr. Sanders has provided professional services to the Company since August of 1991, and it is anticipated that he will continue to do so.

	The Company purchases subcontract labor services from St. Lawrence Industrial Services, Inc., which is owned by Robert J. Berger, a director of the Company. The costs for these services amounted to approximately $735,000 in 2000.


Compliance with Section 16(a) of the Exchange Act

	To the Company's knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

	The Board of Directors has appointed the firm PricewaterhouseCoopers, LLP as independent auditors for the year ending December 31, 2001, subject to ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers, LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.


                                  OTHER MATTERS

	The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting.


Stockholders' Proposals

	From time to time, stockholders present proposals which may be proper subjects for inclusion in the Information Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2002 Annual Meeting must be received by the Corporation no later than August 1, 2002.

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